SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Horizons ETF Trust I

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URGENT NOTICE

December 13, 2018

Dear Shareholder:

We have been attempting to contact you regarding a pressing matter relating to your investment in Horizons ETFs. This involves seeking shareholder approval for an important re-organization. Our records indicate that we have yet to receive your vote!

It is very important that we speak with you, so that we can collect your vote. The call will take only a few moments, and there is no confidential information required.

Please contact us at 800-431-9629 or email FundProxy@HorizonsETFs.com. We thank you in advance for your participation!

Please Call to Vote Today

☎ 800-431-9629

Representatives Available:

Mon-Fri 9AM-10PM ET

SHAREHOLDER ID: 123456789

NOBO

URGENT NOTICE

December 13, 2018

Dear Shareholder:

We have been attempting to contact you regarding a pressing matter relating to your investment in Horizons ETFs. This involves seeking shareholder approval for an important re-organization. Our records indicate that we have yet to receive your vote!

It is very important that we speak with you, so that we can collect your vote. The call will take only a few moments, and there is no confidential information required.

Please contact us at 800-431-9629 ext. 12 or email FundProxy@HorizonsETFs.com. We thank you in advance for your participation!

Please Call to Vote Today

☎ 800-431-9629 ext. 12

Representatives Available:

Mon-Fri 9AM-10PM ET

OBO